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                                                                     EXHIBIT 1.1

                                3,323,353 Shares

                            APPLIED FILMS CORPORATION

                                  Common Stock

                         FORM OF UNDERWRITING AGREEMENT


                                                                  October , 2001


CIBC World Markets Corp.
FleetBoston Robertson Stephens
Needham & Company, Inc.
c/o CIBC World Markets Corp.
425 Lexington Avenue
New York, NY 10017

On behalf of the Several
Underwriters named on
Schedule I attached hereto.

Ladies and Gentlemen:

         Applied Films Corporation, a Colorado corporation (the "Company"), and each of Unaxis Holding AG, John S. Chapin and the John Chapin Family Trust (each a "Selling Shareholder" and collectively the "Selling Shareholders"), propose, subject to the terms and conditions contained herein, to issue and sell to you and the other underwriters named on Schedule I to this Agreement (the "Underwriters"), for whom you are acting as Representatives (the "Representatives"), an aggregate of 3,323,353 shares (the "Firm Shares") of the Company's Common Stock, no par value (the "Common Stock"). Of the 3,323,353 Firm Shares, 2,500,000 are to be issued and sold by the Company and 823,353 are to be sold by the Selling Shareholders. The respective amounts of the Firm Shares to be purchased by each of the several Underwriters are set forth opposite their names on Schedule I hereto. In addition, the Company proposes to grant to the Underwriters an option to purchase up to an additional 498,502 shares (the "Option Shares") of Common Stock from it for the purpose of covering over-allotments in connection with the sale of the Firm Shares. The Firm Shares and the Option Shares are together called the "Shares."


         1. Sale and Purchase of the Shares. On the basis of the representations, warranties and agreements contained in, and subject to the terms and conditions of, this Agreement:


                  (a) The Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a price of


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$_____ per share (the "Initial Price"), the number of Firm Shares set forth opposite the name of such Underwriter under the column "Number of Firm Shares to be Purchased from the Company" on Schedule I to this Agreement, subject to adjustment in accordance with Section 11 hereof. The Selling Shareholders each agree to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from each of the Selling Shareholders, at the Initial Price, the number of Firm Shares set forth opposite the name of such Underwriter under the column "Number of Firm Shares to be Purchased from the Selling Shareholder" on Schedule I to this Agreement, subject to adjustment in accordance with Section 11 hereof.


                  (b) The Company grants to the several Underwriters an option to purchase, severally and not jointly, all or any part of the Option Shares at the Initial Price. The number of Option Shares to be purchased by each Underwriter shall be the same percentage (adjusted by the Representatives to eliminate fractions) of the total number of Option Shares to be purchased by the Underwriters as such Underwriter is purchasing of the Firm Shares. Such option may be exercised only to cover over-allotments in the sales of the Firm Shares by the Underwriters and may be exercised in whole or in part at any time on or before 12:00 noon, New York City time, on the business day before the Firm Shares Closing Date (as defined below), and from time to time thereafter within 30 days after the date of this Agreement, in each case upon written, facsimile or telegraphic notice, or verbal or telephonic notice confirmed by written, facsimile or telegraphic notice, by the Representatives to the Company no later than 12:00 noon, New York City time, on the business day before the Firm Shares Closing Date or at least two business days before the Option Shares Closing Date (as defined below), as the case may be, setting forth the number of Option Shares to be purchased and the time and date (if other than the Firm Shares Closing Date) of such purchase.


         2. Delivery and Payment. Payment of the purchase price for, and delivery of the Firm Shares shall be made at the offices of CIBC World Markets Corp., 425 Lexington Avenue, New York, New York 10017, at 10:00 a.m., New York City time, on the third business day following the date of this Agreement or at such time on such other date, not later than ten (10) business days after the date of this Agreement, as shall be agreed upon by the Company and the Representatives (such time and date of delivery and payment are called the "Firm Shares Closing Date").


         In addition, in the event that any or all of the Option Shares are purchased by the Underwriters, payment of the purchase price, and delivery of the certificates, for such Option Shares shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company, on each date of delivery as specified in the notice from the Representatives to the Company (such time and date of delivery and payment are called the "Option Shares Closing Date"). The Firm Shares Closing Date and the Option Shares Closing Date are called, individually, a "Closing Date" and, together, the "Closing Dates."


         Payment shall be made to the Company and the Selling Shareholders by wire transfer of immediately available funds or by certified or official bank check or checks payable in New York Clearing House (same day) funds drawn to the order of the Company and to the Selling Shareholders for the shares purchased from each of the Company and the Selling Shareholders, against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Shares to be purchased by them.



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         Certificates evidencing the Shares shall be registered in such names and shall be in such denominations as the Representatives shall request at least two full business days before the Firm Shares Closing Date or, in the case of Option Shares, on the day of notice of exercise of the option as described in Section l(b) and shall be delivered by or on behalf of the Company to the Representatives through the facilities of the Depository Trust Company ("DTC") for the account of such Underwriter. The Company will cause the certificates representing the Shares to be made available for checking and packaging, at such place as is designated by the Representatives, on the full business day before the Firm Shares Closing Date (or the Option Shares Closing Date in the case of the Option Shares).


         3. Registration Statement and Prospectus; Public Offering. The Company has prepared and filed in conformity with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the published rules and regulations thereunder (the "Rules") adopted by the Securities and Exchange Commission (the "Commission") a Registration Statement (as hereinafter defined) on Form S-1 (No. 333-68476), including a preliminary prospectus relating to the Shares, and such amendments thereof as may have been required to the date of this Agreement. Copies of such Registration Statement (including all amendments thereof) and of the related Preliminary Prospectus (as hereinafter defined) have heretofore been delivered by the Company to you. The term "Preliminary Prospectus" means any preliminary prospectus (as described in Rule 430 of the Rules) included at any time as a part of the Registration Statement or filed with the Commission by the Company with the consent of the Representatives pursuant to Rule 424(a) of the Rules. The term "Registration Statement" as used in this Agreement means the initial registration statement (including all exhibits, financial schedules and information deemed to be a part of the Registration Statement through incorporation by reference or otherwise), as amended at the time and on the date it becomes effective (the "Effective Date") including the information (if any) deemed to be part thereof at the time of effectiveness pursuant to Rule 430A of the Rules. If the Company has filed an abbreviated registration statement to register additional Shares pursuant to Rule 462(b) under the Rules (the "462(b) Registration Statement") then any reference herein to the Registration Statement shall also be deemed to include such 462(b) Registration Statement. The term "Prospectus" as used in this Agreement means the prospectus in the form included in the Registration Statement at the time of effectiveness or, if Rule 430A of the Rules is relied on, the term Prospectus shall also include the final prospectus filed with the Commission pursuant to Rule 424(b) of the Rules.


         The Company and the Selling Shareholders understand that the Underwriters propose to make a public offering of the Shares, as set forth in and pursuant to the Prospectus, as soon after the Effective Date and the date of this Agreement as the Representatives deem advisable. The Company and the Selling Shareholders hereby confirm that the Underwriters and dealers have been authorized to distribute or cause to be distributed each Preliminary Prospectus and are authorized to distribute the Prospectus (as from time to time amended or supplemented if the Company furnishes amendments or supplements thereto to the Underwriters).


         4. Representations and Warranties of the Company . The Company represents and warrants to each Underwriter as follows:


                  (a) On the Effective Date, the Registration Statement complied, and on the date of the Prospectus, the date any post-effective amendment to the Registration Statement becomes



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effective, the date any supplement or amendment to the Prospectus is filed with the Commission and each Closing Date, the Registration Statement and the Prospectus (and any amendment thereof or supplement thereto) will comply with the applicable provisions of the Securities Act and the Rules and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder. The Registration Statement did not, as of the Effective Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the Effective Date and the other dates referred to above neither the Registration Statement nor the Prospectus, nor any amendment thereof or supplement thereto, will contain any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. When any related preliminary prospectus was first filed with the Commission (whether filed as part of the Registration Statement or any amendment thereto or pursuant to Rule 424(a) of the Rules) and when any amendment thereof or supplement thereto was first filed with the Commission, such preliminary prospectus as amended or supplemented complied in all material respects with the applicable provisions of the Securities Act and the Rules and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. Each Preliminary Prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. If Rule 434 is used, the Company will comply with the requirements of Rule 434 and the Prospectus shall not be "materially different," as such term is used in Rule 434, from the Prospectus included in the Registration Statement at the time it became effective. Notwithstanding the foregoing, none of the representations and warranties in this paragraph 4(a) shall apply to statements in, or omissions from, the Registration Statement or the Prospectus made in reliance upon, and in conformity with, information herein or otherwise furnished in writing by the Representatives on behalf of the several Underwriters for use in the Registration Statement or the Prospectus. With respect to the preceding sentence, the Company acknowledges that the only information furnished in writing by the Representatives on behalf of the several Underwriters for use in the Registration Statement or the Prospectus is the statements contained in the 4th, 9th and 11th paragraphs under the caption "Underwriting" in the Prospectus.


                  (b) The Registration Statement is effective under the Securities Act and no stop order preventing or suspending the effectiveness of the Registration Statement or suspending or preventing the use of any Prospectus has been issued and no proceedings for that purpose have been instituted or are threatened under the Securities Act. Any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) of the Rules has been or will be made in the manner and within the time period required by such Rule 424(b).


                  (c) The financial statements of the Company and Large Area Display (including all notes and schedules thereto) included in the Registration Statement and Prospectus respectively present fairly the balance sheets, the statements of operations, the statements of cash flows and the statements of stockholders' equity and statements of assets acquired and liabilities assumed and statements of revenues and direct costs and the other information purported to be shown therein of the Company and Large Area Display at the respective dates and for the respective periods to which they apply; and such financial statements and related schedules and notes have been prepared in




                                      -4-
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conformity with generally accepted, except as otherwise noted, accounting principles, consistently applied throughout the periods involved, and all adjustments necessary for a fair presentation of the results for such periods have been made. The summary and selected financial data included in the Prospectus present fairly the information shown therein as at the respective dates and for the respective periods specified and the summary and selected financial data have been presented on a basis consistent with the consolidated financial statements so set forth in the Prospectus and other financial information.


                  (d) The Pro Forma financial statements of the Company and Large Area Coating (including all notes and schedules thereto) included in the Registration Statement and Prospectus comply with the provisions of Regulation S-X.


                  (e) Arthur Andersen LLP and Ernst & Young, LLP, whose reports are filed with the Commission as a part of the Registration Statement, are and, during the periods covered by their reports were, independent public accountants as required by the Securities Act and the Rules.


                  (f) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado. Each of the Company's Subsidiaries (as hereinafter defined) is an entity duly organized, validly existing and in good standing in the jurisdiction of its organization. The Company and each such subsidiary or other entity controlled directly or indirectly by the Company (collectively, "Subsidiaries") is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted by it or location of the assets or properties owned, leased or licensed by it requires such qualification, except for such jurisdictions where the failure to so qualify would not have a material adverse effect on the assets or properties, business, results of operations or financial condition of the Company (a "Material Adverse Effect"). The Company and each of its Subsidiaries has all requisite corporate power and authority, and all necessary authorizations, approvals, consents, orders, licenses, certificates and permits of and from all governmental or regulatory bodies or any other person or entity (collectively, the "Permits"), to own, lease and license its assets and properties and conduct its business, all of which are valid and in full force and effect, except where the lack of such Permits, individually or in the aggregate, would not have a Material Adverse Effect. The Company and each of its Subsidiaries has fulfilled and performed in all material respects all of its material obligations with respect to such Permits and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the Company thereunder. Except as may be required under the Securities Act, no other Permits are required to enter into, deliver and perform this Agreement and to issue and sell the Shares.


                  (g) The Company and each of its Subsidiaries has good and marketable title in fee simple to all items of real property and good and marketable title to all personal property used by it in the operation of the business. Any real property and buildings held under lease by the Company or by any of its Subsidiaries is held by it under valid, existing and enforceable leases, free and clear of all liens, encumbrances, claims, security interests and defects, except such as are described in the Registration Statement and the Prospectus or would not have a Material Adverse Effect.



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                  (h) There are no litigation or governmental proceedings to which the Company or any of its Subsidiaries is subject or that is pending or, to the knowledge of the Company, threatened, against the Company or any of its Subsidiaries, which, individually or in the aggregate, might have a Material Adverse Effect, affect the consummation of this Agreement or which is required to be disclosed in the Registration Statement and the Prospectus that is not so disclosed.


                  (i) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, except as described therein, (a) there has not been any material adverse change with regard to the assets or properties, business, results of operations or financial condition of the Company; (b) neither the Company nor its Subsidiaries has sustained any loss or interference with its assets, businesses or properties (whether owned or leased) from fire, explosion, earthquake, flood or other calamity, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree that could have a Material Adverse Effect; and (c) since the date of the latest balance sheet included in the Registration Statement and the Prospectus, except as reflected therein, neither the Company nor its Subsidiaries has (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money, except such liabilities or obligations incurred in the ordinary course of business, (ii) entered into any transaction not in the ordinary course of business or (iii) declared or paid any dividend or made any distribution on any shares of its stock or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or otherwise acquire any shares of its stock.


                  (j) There is no document, contract or other agreement of a character required to be described in the Registration Statement or Prospectus or to be filed as an exhibit to the Registration Statement that is not described or filed as required by the Securities Act or Rules. Each description of a contract, document or other agreement in the Registration Statement and the Prospectus accurately reflects the terms of the underlying document, contract or agreement. Each agreement described in the Registration Statement and Prospectus or listed in the Exhibits to the Registration Statement or incorporated by reference is in full force and effect and is valid and enforceable by and against the Company or the Subsidiary, as the case may be, in accordance with its terms. Neither the Company nor the Subsidiary, if the Subsidiary is a party, nor to the Company's knowledge, any other party is in default in the observance or performance of any term or obligation to be performed by it under any such agreement, and no event has occurred that with notice or lapse of time or both would constitute such a default, in any such case which default or event, individually or in the aggregate, could have a Material Adverse Effect. No default exists, and no event has occurred that with notice or lapse of time or both would constitute a default, in the due performance and observance of any term, covenant or condition, by the Company or the Subsidiary, if the Subsidiary is a party thereto, of any other agreement or instrument to which the Company or the Subsidiary is a party or by which the Company, the Subsidiary or their properties or business may be bound or affected which default or event, individually or in the aggregate, could have a Material Adverse Effect.


                  (k) The LAC acquisition was completed on December 30, 2000, in accordance with its terms and the Share Purchase and Exchange Agreement dated October 18, 2001, as amended (the "Unaxis Agreement") by and between the Company and Balzers Process Systems GmbH ("Balzers") and its parent company Unaxis Holdings AG (together with Balzers "Unaxis" or "Seller") pursuant to which the Company purchased all of the stock of Leybold Coating GmbH &

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Co. KG ("Leybold KG"), Unaxis Agreement and all agreements contemplated thereby constitute legally binding and enforceable obligations of Unaxis enforceable in accordance with their respective terms. In the LAC acquisition, Seller transferred to the Company all assets purported to be transferred and the only liabilities of Unaxis for which the Company will be liable are those required under the Unaxis Agreement. No claims now exist against Unaxis except those that are being considered in connection with determining purchase price adjustments under the Unaxis Agreement.


                  (l) Neither the Company nor any of its Subsidiaries is in violation of any term or provision of its charter or by-laws or of any franchise, license, permit, judgment, decree, order, statute, rule or regulation, where the consequences of such violation, individually or in the aggregate, would have a Material Adverse Effect.


                  (m) Neither the execution, delivery and performance of this Agreement by the Company nor the consummation of any of the transactions contemplated hereby (including, without limitation, the issuance and sale by the Company of the Shares) will give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in the breach of any term or provision of, or constitute a default (or an event which with notice or lapse of time or both could constitute a default) under, or require any consent or waiver under, or result in the execution or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any of its Subsidiaries pursuant to the terms of, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or its Subsidiaries is a party or by which either the Company or any of its Subsidiaries or any of their properties or businesses is bound, or any franchise, license, permit, judgment, decree, order, statute, rule or regulation applicable to the Company or any of its Subsidiaries or violate any provision of the charter or by-laws of the Company or any of its Subsidiaries, except for such consents or waivers that have already been obtained and are in full force and effect.


                  (n) The Company has authorized and outstanding capital stock as set forth under the caption "Capitalization" in the Prospectus (except for subsequent issuances pursuant to stock option and purchase plans described in the Prospectus). The certificates evidencing the Shares are in due and proper legal form and have been duly authorized for issuance by the Company. All of the issued and outstanding shares of Common Stock have been duly and validly issued and are fully paid and nonassessable. There are no statutory preemptive or other similar rights to subscribe for or to purchase or acquire any shares of Common Stock of the Company or its Subsidiaries or any such rights pursuant to its Certificate of Incorporation or by-laws or any agreement or instrument to or by which the Company or any of its Subsidiaries is a party or bound that is violated by the sale of the Shares hereunder. The Shares, when issued and sold pursuant to this Agreement, will be duly and validly issued, fully paid and nonassessable and none of them will be issued in violation of any preemptive or other similar right. Except as disclosed in the Registration Statement and the Prospectus, the Company has no other authorized or outstanding securities, and there is no outstanding option, warrant or other right calling for the issuance of, and there is no commitment, plan or arrangement to issue, any share of stock of the Company or its Subsidiaries or any security convertible into, or exercisable or exchangeable for, such stock. The Preferred Stock, the Common Stock, the Warrants and the Shares conform in all material respects to all statements in relation thereto contained in the Registration Statement and the Prospectus. All outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued, and are fully paid and

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nonassessable and are owned directly by the Company or by another wholly-owned subsidiary of the Company free and clear of any security interests, liens, encumbrances, equities or claims, other than those described in the Prospectus.


                  (o) No holder of any security of the Company has the right to have any security owned by such holder included in the Registration Statement or, except as described in the Prospectus, to demand registration of any security owned by such holder during the period ending 90 days after the date of this Agreement, except rights that have been waived in writing. Each director and executive officer of the Company has delivered to the Representatives his enforceable written lock-up agreement in the form attached to this Agreement ("Lock-Up Agreement").


                  (p) All necessary corporate action has been duly and validly taken by the Company to authorize the execution, delivery and performance of this Agreement and the issuance and sale of the Shares by the Company. This Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes and will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.


                  (q) Neither the Company nor any of its Subsidiaries is involved in any labor dispute nor, to the knowledge of the Company, is any such dispute threatened, which dispute could have a Material Adverse Effect. The Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers or contractors which would have a Material Adverse Effect. The Company is not aware of any threatened or pending litigation between the Company or any of its Subsidiaries and any of its officers or key employees which, if adversely determined, could have a Material Adverse Effect and has no reason to believe that any officers or key employees will not remain in the employment of the Company.


                  (r) No transaction has occurred between or among the Company and any of its officers or directors or five percent shareholders or any affiliate or affiliates of any such officer or director or five percent shareholder that is required to be described in and is not described in the Registration Statement and the Prospectus.


                  (s) The Company has not taken, nor will it take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in, or that has constituted or which that reasonably be expected to constitute, the stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of any of the Shares.


                  (t) The Company and its Subsidiaries have filed all Federal, state, local and foreign tax returns that are required to be filed through the date hereof, which returns are true and correct in all material respects or has received extensions thereof, and has paid all taxes shown on such returns and all assessments received by it that have become due. There are no tax audits or investigations pending that, if adversely determined, could have a Material Adverse Effect; nor are there any material proposed additional tax assessments against the Company or any of its Subsidiaries.

                  (u) The Shares have been duly authorized for quotation on the National Association of Securities Dealers Automated Quotation ("Nasdaq") National Market System, subject to official Notice of Issuance.


                  (v) The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or the quotation of the Common Stock on the Nasdaq National Market, nor has the Company received any notification that the Commission or the Nasdaq National Market is contemplating terminating such registration or quotation.


                  (w) The books, records and accounts of the Company and its Subsidiaries accurately and fairly reflect, in reasonable detail, the transactions in, and the assets and the results of operations of the Company and its Subsidiaries. The Company and each of its Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that
(i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with United States generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.


                  (x) The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks, in such amounts as is adequate for the conduct of their respective businesses and the value of their respective properties, and in such amounts as is customary for companies engaged in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company or any of its Subsidiaries or the Company's or its Subsidiaries' respective businesses, assets, employees, officers and directors are in full force and effect; the Company and each of its Subsidiaries are in compliance with the terms of such policies and instruments; and neither the Company nor any Subsidiary of the Company has reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business. Neither the Company nor any Subsidiary has been denied any insurance coverage that it has sought or for which it has applied.


                  (y) Each approval, consent, order, authorization, designation, declaration or filing of, by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated required to be obtained or performed by the Company has been obtained or made and is in full force and effect.


                  (z) There are no affiliations with the National Association of Securities Dealers, Inc. (the "NASD") among the Company's officers, directors or, to the best of the knowledge of the Company, any five percent or greater shareholder of the Company, except as set forth in the Registration Statement or otherwise disclosed in writing to the Representatives.

                  (aa) (i) Each of the Company and its Subsidiaries is in compliance in all material respects with all rules, laws and regulation relating to the use, treatment, storage and disposal of toxic substances and protection of health or the environment ("Environmental Laws") which are applicable to its business; (ii) neither the Company nor its Subsidiaries has received any notice from any governmental authority or third party of an asserted claim under Environmental Laws; (iii) each of the Company and its Subsidiaries has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and is in compliance with all terms and conditions of any such permit, license or approval; (iv) to the Company's knowledge, no facts currently exist that will require the Company or its Subsidiaries to make future material capital expenditures to comply with Environmental Laws; and (v) no property which is or has been owned, leased or occupied by the Company or its Subsidiaries has been designated as a Superfund site pursuant to the Comprehensive Environmental Response, Compensation of Liability Act of 1980, as amended (42 U.S.C. Section 9601, et. seq.) ("CERCLA") or otherwise designated as a contaminated site under applicable state or local law. Neither the Company nor any of its Subsidiaries has been named as a "potentially responsible party" under CERCLA.


                  (bb) In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and its Subsidiaries, in the course of which the Company identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that it is not, and will not in the foreseeable future be, subject to material costs and liabilities associated with compliance with Environmental Laws.


                  (cc) The Company and each of its Subsidiaries owns or possesses, or has enforceable rights to use, all patents, patent applications, trademarks, trademark applications, service marks, tradenames, trademark registrations, service mark registrations, copyrights, copyright applications, licenses, know-how applications, inventions, trade secrets and rights and proprietary knowledge necessary for the conduct of its respective business as currently carried on and as proposed to be carried on (collectively, the "Intellectual Property"). Except as described in the Registration Statement and Prospectus, (i) no third parties have rights to any such Intellectual Property, other than licenses granted by the Company in the ordinary course and those that would not have a Material Adverse Effect; (ii) to the Company's knowledge, there is no infringement by third parties of any such Intellectual Property; (iii) there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others challenging the Company's or any Subsidiary's rights in or to any such Intellectual Property, and the Company does not believe any facts exist that would form a basis for any such claim; (iv) there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts that would form a basis for any such claim; (v) there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others that the Company or any of its Subsidiaries infringes or otherwise violates, or would infringe or otherwise violate any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any facts that would form a basis for any such claim; (vi) to the Company's knowledge there is no patent or patent application that contains claims that may encumber, devalue or invalidate any Intellectual Property owned by or licensed to the Company or any of the Subsidiaries or that is necessary for the conduct of their businesses as currently conducted or as contemplated to be conducted or that interferes with the issued or pending claims of any such Intellectual Property; and (vii) there is no prior art of which the Company is aware that may render any patent held by the Company or any of the Subsidiaries invalid or any patent application held by the Company or any of the Subsidiaries unpatentable that has not been disclosed to the U.S. Patent and Trademark Office. None of the technology employed by the Company has been obtained or, to the Company's knowledge, is being used by the Company in violation of the rights of any third party. The list of the issued patents owned in whole or in part by the Company or any Subsidiary previously delivered to the Representatives is true, complete and correct.


                  (dd) Neither the Company nor any Subsidiary has sent or received any notice of termination of any of the contracts or agreements referred to or described in, or filed or incorporated by reference as an exhibit to, the Registration Statement, and no such termination has been threatened by the Company, any Subsidiary or any other party to any such contract or agreement.


                  (ee) All statistical and market-related data included in the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained written consents to the use of such data from such sources to the extent required.


                  (ff) The Company is not and, after giving effect to the offering and sale of the Shares and the application of proceeds thereof as described in the Prospectus, will not be an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act").


                  (gg) None of the Company, any of its Subsidiaries or any other person associated with or acting on behalf of the Company or its Subsidiaries including, without limitation, any director, officer, agent or employee of the Company or its Subsidiaries has, directly or indirectly, while acting on behalf of the Company or its Subsidiaries (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any other unlawful payment.


                  (hh) The minutes books of the Company and each of its Subsidiaries have been made available to the Underwriters and counsel for the Underwriters, and such books (i) contain a complete summary of all meetings and actions of the directors and stockholders of the Company and each of its Subsidiaries since the time of its respective incorporation through the date of the latest meeting and action, and (ii) accurately in all material respects reflect all transactions referred to in such minutes.


                  (ii) The licenses underlying the Commercialization Agreement for Equipment related to the Application of a Plasma Enhanced Coating to Containers, effective September 1, 2000, between The Coca-Cola Company ("Coca-Cola") and KRONES AG and Balzers, including the license from Plasco GmbH to Coca-Cola, are adequate for the purposes of the business of Applied

Films Germany as now conducted or as is contemplated to be conducted in the future and the Company and/or Applied Films Germany has valid rights to use the intellectual property that is subject of those licenses


         5. Representations and Warranties of the Selling Shareholders. Each of the Selling Shareholders, severally and not jointly, hereby represents and warrants to each Underwriter as follows:


                  (a) The Selling Shareholder has caused certificates for the number of Shares to be sold by such Selling Shareholder hereunder to be delivered to Computershare Trust Company (the "Custodian"), endorsed in blank or with blank stock powers duly executed, with a signature appropriately guaranteed, such certificates to be held in custody by the Custodian for delivery, pursuant to the provisions of this Agreement and an agreement dated __________, 2001 between the Custodian and the Selling Shareholder (the "Custody Agreement").


                  (b) The Selling Shareholder has granted an irrevocable power of attorney (the "Power of Attorney") to the person named therein, on behalf of the Selling Shareholder, to execute and deliver this Agreement and any other document necessary or desirable in connection with the transactions contemplated hereby and to deliver the shares to be sold by the Selling Shareholder pursuant hereto.


                  (c) This Agreement, the Custody Agreement, the Power of Attorney and, with respect only to John S. Chapin and the Chapin Family Trust the Lock-Up Agreement, have each been duly authorized, executed and delivered by or on behalf of the Selling Shareholder and, assuming due authorization, execution and delivery by the other parties hereto, constitutes the valid and legally binding agreement of the Selling Shareholder, enforceable against the Selling Shareholder in accordance with its terms.


                  (d) The execution and delivery by the Selling Shareholder of this Agreement and the performance by the Selling Shareholder of its obligations under this Agreement (i) will not contravene any provision of applicable law, statute, regulation or filing or any agreement or other instrument binding upon the Selling Shareholder or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Selling Shareholder, (ii) does not require any consent, approval, authorization or order of or registration or filing with any court or governmental agency or body having jurisdiction over it, (iii) does not and will not violate any statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Selling Shareholder or (iv) will not result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Selling Shareholder pursuant to the terms of any agreement or instrument to which the Selling Shareholder is a party or by which the Selling Shareholder may be bound or to which any of the property or assets of the Selling Shareholder is subject.


                  (e) The Selling Shareholder has, and on the Firm Shares Closing Date will have, valid and marketable title to the Shares to be sold by the Selling Shareholder free and clear of any lien, claim, security interest or other encumbrance, including, without limitation, any restriction on transfer.

                  (f) The Selling Shareholder has, and on the Firm Shares Closing Date will have, full legal right, power and authorization, and any approval required by law, to sell, assign, transfer and deliver the Shares to be sold by the Selling Shareholder in the manner provided by this Agreement.


                  (g) Upon delivery of and payment for the Shares to be sold by the Selling Shareholder pursuant to this Agreement, the several Underwriters will receive valid and marketable title to such Shares free and clear of any lien, claim, security interest or other encumbrance.


                  (h) All information relating to the Selling Shareholder furnished in writing by the Selling Shareholder expressly for use in the Registration Statement and Prospectus is, and on the Firm Shares Closing Date will be, true, correct, and complete, and does not, and on the Firm Shares Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make such information not misleading.


                  (i) The Selling Shareholder has reviewed the Registration Statement and Prospectus and, although the Selling Shareholder has not independently verified the accuracy or completeness of all the information contained therein, nothing has come to the attention of the Selling Shareholder that would lead the Selling Shareholder to believe that (i) on the Effective Date, the Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein in order to make the statements made therein not misleading and (ii) on the Effective Date the Prospectus contained and, on the Firm Shares Closing Date contains, no untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein in order to make the statements therein, not misleading.


                  (j) The sale of Shares by the Selling Shareholder pursuant to this Agreement is not prompted by the Selling Shareholder's knowledge of any material information concerning the Company or its Subsidiaries that is not set forth in the Prospectus.


                  (k) The Selling Shareholder has not taken and will not take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.


                  (l) With respect only to Unaxis, the Selling Shareholder has waived in writing its right to purchase Shares from the Underwriters in this offering. Such writing is enforceable in accordance with its terms.


                  (m) The representations and warranties of the Selling Shareholder in the Custody Agreement are and on the Firm Shares Closing Date will be, true and correct.


         6. Conditions of the Underwriters' Obligations. The obligations of the Underwriters under this Agreement are several and not joint. The respective obligations of the Underwriters to purchase the Shares are subject to each of the following terms and conditions:


                  (a) Notification that the Registration Statement has become effective shall have been received by the Representatives and the Prospectus shall have been timely filed with the Commission in accordance with Section 7(a) of this Agreement.

                  (b) No order preventing or suspending the use of any preliminary prospectus or the Prospectus shall have been or shall be in effect and no order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall be pending before or threatened by the Commission, and any requests for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the satisfaction of the Commission and the Representatives. If the Company has elected to rely upon Rule 430A, Rule 430A information previously omitted from the effective Registration Statement pursuant to Rule 430A shall have been transmitted to the Commission for filing pursuant to Rule 424(b) within the prescribed time period and the Company shall have provided evidence satisfactory to the Underwriters of such timely filing, or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of Rule 430A. If the Company has elected to rely upon Rule 434, a term sheet shall have been transmitted to the Commission for filing pursuant to Rule 424(b) within the prescribed time period.


                  (c) The representations and warranties of the Company and each of the Selling Shareholders contained in this Agreement and in the certificates delivered pursuant to Section 6(d) shall be true and correct when made and with respect to the Company on and as of each Closing Date as if made on such date and with respect to each Selling Shareholder, on and as of the Firm Shares Closing Date as if made on such date. The Company and the Selling Shareholders shall have performed all covenants and agreements and satisfied all the conditions contained in this Agreement required to be performed or satisfied by them at or before such Closing Date.


                  (d) The Representatives shall have received on each Closing Date a certificate, addressed to the Representatives and dated such Closing Date, of the chief executive or chief operating officer and the chief financial officer or chief accounting officer of the Company to the effect that (i) the signers of such certificate have carefully examined the Registration Statement, the Prospectus and this Agreement and that the representations and warranties of the Company in this Agreement are true and correct on and as of such Closing Date with the same effect as if made on such Closing Date and the Company has performed all covenants and agreements and satisfied all conditions contained in this Agreement required to be performed or satisfied by it at or prior to such Closing Date, and (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and to the best of their knowledge, no proceedings for that purpose have been instituted or are pending under the Securities Act.


                  (e) The Representatives shall have received on the Firm Shares Closing Date a certificate, addressed to the Representatives and dated such Closing Date, of each of the Selling Shareholders, to the effect that such Selling Shareholder has carefully examined the Registration Statement, the Prospectus and this Agreement and that the representations and warranties of such Selling Shareholder in this Agreement are true and correct on and as of such Closing Date with the same effect as if made on such Closing Date, and such Selling Shareholder has performed all covenants and agreements and satisfied all conditions contained in this Agreement required to be performed or satisfied by it at or prior to such Closing Date.


                  (f) The Representatives shall have received, at the time this Agreement is executed and on each Closing Date a signed letter from each of Arthur Andersen LLP and Ernst &

Young LLP addressed to the Representatives and dated, respectively, the date of this Agreement and each such Closing Date, in form and substance reasonably satisfactory to the Representatives containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.


                  (g) The Representatives shall have received on each Closing Date from Varnum, Riddering, Schmidt & Howlett LLP, counsel for the Company, an opinion, addressed to the Representatives and dated such Closing Date, and stating that:


                           (i) Each of the Company and AFCO GP, Inc. (its "US Subsidiary") has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation or organization. Each of the Company and its US Subsidiary is duly qualified to transact business and in good standing as a foreign corporation in each jurisdiction in which the character or location of its assets or properties (owned, leased or licensed) or the nature of its businesses makes such qualification necessary, except for such jurisdictions where the failure to so qualify, individually or in the aggregate, would not have a Material Adverse Effect.


                           (ii) Each of the Company and its US Subsidiary has all requisite corporate power and authority to own, lease and license its assets and properties and conduct its business as now being conducted and with respect to the Company to enter into, deliver and perform its obligations under this Agreement and to issue and sell the Shares.


                           (iii) The Company has authorized, issued and outstanding capital stock as set forth in the Registration Statement and the Prospectus under the caption "Capitalization"; the certificates evidencing the Shares are in due and proper legal form and have been duly authorized for issuance by the Company; all of the outstanding shares of Preferred Stock and Common Stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable and none of them was issued in violation of any preemptive or other similar right. The Shares when issued and sold pursuant to this Agreement will be duly and validly issued, fully paid and nonassessable and will not have been issued in violation of any preemptive or other similar right. There are no preemptive or other rights to subscribe for or to purchase or any restriction upon the voting or transfer of any securities of the Company pursuant to the Company's Articles of Incorporation or by-laws or other governing documents or any agreements or other instruments to which the Company is a party or by which it is bound, except the preemptive rights of Unaxis which have been duly waived. Except as disclosed in the Registration Statement and the Prospectus, there is no outstanding option, warrant or other right calling for the issuance of, and no commitment, plan or arrangement to issue, any share of stock of the Company or any security convertible into, exercisable for, or exchangeable for stock of the Company. The Preferred Stock, the Common Stock, the Shares and the Warrants conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus. The issued and outstanding shares of capital stock of each of the Company's Subsidiaries are owned by the Company or by another wholly owned subsidiary of the Company, free and clear of any perfected security interest or, to the knowledge of such counsel, any other security interests, liens, encumbrances, equities or claims, other than those described in the Registration Statement and the Prospectus.


                           (iv) All necessary corporate action has been duly and validly taken by the Company to authorize the execution, delivery and performance of this Agreement and the issuance and sale of the Shares. This Agreement has been duly and validly authorized, executed and delivered by the Company and this Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles and except as rights to indemnity or contribution may be limited by federal or state securities laws and public policy underlying such laws.


                           (v) Neither the execution, delivery and performance of this Agreement by the Company nor the consummation of any of the transactions contemplated hereby (including, without limitation, the issuance and sale by the Company of the Shares) or any other agreement or instrument entered into or to be entered into by the Company in connection with the transactions contemplated by the Registration Statement and the Prospectus will give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in the breach of any term or provision of, or constitute a default (or any event which with notice or lapse of time, or both, would constitute a default) under, or require consent or waiver under, or result in the execution or imposition of any lien, charge, claim, security interest or encumbrance upon any properties or assets of the Company or any Subsidiary pursuant to the terms of any indenture, mortgage, deed of trust, note or other agreement or instrument to which the Company or any Subsidiary is a party or by which either the Company or any Subsidiary or any of its respective assets or properties or businesses is bound, or any franchise, license, permit, judgment, decree, order, statute, rule or regulation, domestic or foreign, or violate any provision of the charter or by-laws of the Company or any Subsidiary.


                           (vi) To the best of such counsel's knowledge, except as set forth on a schedule to the opinion, no default exists, and no event has occurred that with notice or lapse of time, or both, would constitute a default, in the due performance and observance of any term, covenant or condition by the Company or any Subsidiary of any indenture, mortgage, deed of trust, note or any other agreement or instrument to which the Company or any Subsidiary is a party or by which it or any of its respective assets or properties or businesses may be bound or affected, where the consequences of such default, individually or in the aggregate, is required to be disclosed in the Registration Statement and the Prospectus or that would have a Material Adverse Effect.


                           (vii) No "prohibited transaction" (as defined in
         Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the "Code")) or "accumulated funding deficiency" (as defined in Section 302 of ERISA) or any of the events set forth in

         Section 4043(b) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred with respect to any "employee benefit plan" (as defined in Section 3(3) of ERISA) maintained by the Company in the United States that could have a Material Adverse Effect; each employee benefit plan is in compliance in all material respects with applicable law, including ERISA and the Code; the Company has not incurred and does not expect to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any "pension plan"; and each "pension plan" (as defined in ERISA) for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which could cause the loss of such qualification.


                           (viii) Neither the Company nor its US Subsidiary are in violation of any term or provision of its respective charter or by-laws or, to the best of such counsel's knowledge, any franchise, license, permit, judgment, decree, order, statute, rule or regulation, domestic or foreign, where the consequences of such violation, individually or in the aggregate, would have a Material Adverse Effect.


                           (ix) No consent, approval, authorization, license, registration, qualification or order of any court or governmental agency or regulatory body is required for the due authorization, execution, delivery or performance of this Agreement by the Company or the consummation of the transactions contemplated hereby, except such as have been obtained under the Securities Act.


                           (x) To the best of such counsel' knowledge, except as disclosed on a schedule to the opinion, there is no litigation or governmental or other proceeding or investigation, before any court or before or by any public body or board pending or threatened against, or involving the assets, properties or businesses of, the Company or any Subsidiary.


                           (xi) Neither the Company nor any of its Subsidiaries own any "margin securities" as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), and none of the proceeds of the sale of the Shares will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Securities to be considered a "purpose credit" within the meanings of Regulation T, U or X of the Federal Reserve Board.


                           (xii) To the best of such counsel's knowledge, neither the Company nor any of its Subsidiaries is a party to any contract, agreement of understanding with any person that would give rise to a claim against the Company or the Underwriters for a brokerage commission, finder" fee or like payment in connection with the offering and sale of the Shares.

                           (xiii) The statements in the Prospectus under the captions "Description of Capital Stock," "Management's Discussion and Analysis of Financial Conditions," "Use of Proceeds," "Risk Factors," "Business," "Management," and "Certain Transactions," insofar as such statements constitute a summary of documents referred to therein or matters of law, accurately present in all material respects the information set forth with respect to such documents and matters. Accurate copies of all contracts and other documents required to be filed as exhibits to, or described in, the Registration Statement have been so filed with the Commission or are fairly described in the Registration Statement, as the case may be.


                           (xiv) The Registration Statement, all Preliminary Prospectuses and the Prospectus and each amendment or supplement thereto (except for the financial statements and schedules and other financial and statistical data included therein, as to which such counsel expresses no opinion) comply as to form in all material respects with the requirements of the Securities Act and the Rules.


                           (xv) The Registration Statement is effective under the Securities Act, and no stop order suspending the effectiveness of the Registration Statement has been issued and to such counsel's knowledge no proceedings for that purpose have been instituted or are threatened, pending or contemplated. Any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) under the Securities Act has been made in the manner and within the time period required by such Rule 424(b).


                           (xvi) The Company is not an "investment company" or an entity controlled by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.



         To the extent deemed advisable by such counsel, they may rely as to matters of fact on certificates of responsible officers of the Company and public officials. Copies of such certificates shall be furnished to the Representatives and counsel for the Underwriters.



         In addition, such counsel shall state that such counsel has participated in conferences with officers and other representatives of the Company, representatives of the Representatives and representatives of the independent certified public accountants of the Company, at which conferences the contents of the Registration Statement and the Prospectus and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus (except as specified in the foregoing opinion), on the basis of the foregoing, no facts have come to the attention of such counsel that lead such counsel to believe that the Registration Statement at the time it became effective (except with respect to the financial statements and notes and schedules thereto and other financial data, as to which such counsel need express no opinion) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus as amended or supplemented (except with respect to the financial statements, notes and schedules thereto and other financial data, as to which such counsel need express no opinion) on the date thereof contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.


                  (h) The Representatives shall have received on each Closing Date from Carr & Storm, special counsel for the Company on intellectual property matters, an opinion, addressed to the Representatives and dated such Closing Date, and stating that:


                           (i) To the best of such counsel's knowledge, there is no intellectual property impediment to the operations of the Company in the United States.


                           (ii) To the best of such counsel's knowledge, there is no pending or threatened action, suit, proceeding or claim by governmental authorities or others against the Company.



         To the extent deemed advisable by such counsel, they may rely as to matters of fact on certificates of responsible officers of the Company and public officials. Copies of such certificates shall be furnished to the Representatives and counsel for the Underwriters.


                  (i) The Representatives shall have received on each Closing Date from Schlawien Naab Partnerschaft, special counsel for the AFCO GmbH & Co. KG ("Applied Films Germany"), an opinion, addressed to the Representatives and dated such Closing Date, and stating that:


                           (i) Applied Films Germany has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation or organization. Applied Films Germany is duly qualified to transact business and in good standing as a foreign corporation in each jurisdiction in which the character or location of its assets or properties (owned, leased or licensed) or the nature of its business makes such qualification necessary, except for such jurisdictions where the failure to so qualify, individually or in the aggregate, would not have a Material Adverse Effect.


                           (ii) Applied Films Germany has all requisite corporate power and authority to own, lease and license its assets and properties and conduct its business as now being conducted.


                           (iii) The ownership interests in Applied Films Germany consist of _____ Shares of __________ all of which have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company or by another wholly owned subsidiary of the Company, free and clear of any perfected security interest or, to the knowledge of such counsel, any other security interests, liens, encumbrances, equities or claims, other than those described in the Registration Statement and the Prospectus.


                           (iv) To the best of such counsel's knowledge, no default exists, and no event has occurred that with notice or lapse of time, or both, would constitute a default in the due performance and observance of any term, covenant or condition by Applied Films Germany of any indenture, mortgage, deed of trust, note or any other agreement or instrument to which Applied Films Germany is a party or by which it or any of its assets or properties or businesses may be bound or affected, where the consequences of such default, individually or in the aggregate, is required to be disclosed in the Registration Statement and the Prospectus or which would have a Material Adverse Effect.


                           (v) Applied Films Germany is not in violation of any term or provision of its charter or by-laws or to the best of such counsel's knowledge, any franchise, license, permit, judgment, decree, order, statute, rule or regulation, domestic or foreign, where the consequences of such violation, individually or in the aggregate, would have a Material Adverse Effect.


                           (vi) To the best of such counsel's knowledge, there is no litigation or governmental or other proceeding or investigation before any court or before or by any public body or board pending or threatened against, or involving the assets, properties or businesses of, Applied Films Germany.


                           (vii) Each employee benefit plan is in compliance in all material respects with applicable law.


                           (viii) To the best of such counsel's knowledge, except as described in the Prospectus, (A) Applied Films Germany or the Company has valid license rights to or ownership of the patents specified in the opinion (the "Intellectual Property"), and there are no rights of third parties to any such Intellectual Property; (B) there is no infringement or other violation by third parties of any of the Intellectual Property; (C) there is no pending or threatened action, suit, proceeding or claim by governmental authorities or others relating to the Intellectual Property, and such counsel is unaware of any facts which would form a reasonable basis for any such claim; and
         (D) there is no pending or threatened action, suit, proceeding or claim by governmental authorities or others challenging the rights of Applied Films Germany or the Company in or to, or challenging the scope of, any Intellectual Property, and such counsel is unaware of any facts which would form a reasonable basis for any such claim.


                           (ix) To the best of such counsel's knowledge, the patent applications of Applied Films Germany specified in the opinion that are presently on file disclose patentable subject matter, and such counsel is not aware of any inventorship challenges, any interference that has been declared or provoked, or any other material fact with respect to such patent applications of the Applied Films Germany presently on file that (A) would preclude the issuance of patents with respect to such applications or (B) would lead such counsel to conclude that such patents, when issued, would not be valid and enforceable in accordance with applicable regulations.


                           (x) Each of (i) the Share Purchase and Exchange Agreement dated October 18, 2000, as amended (the "Unaxis Agreement") by and between the Company and Balzers Process Systems GmbH ("Balzers") and its parent company Unaxis Holdings AG (together with Balzers "Unaxis") pursuant to which the Company purchased all of the stock of Leybold Coating GmbH & Co. KG ("Leybold KG"), (ii) the Bravo Intellectual Property License Agreement dated December 29, 2000, by and between Balzers and Leybold, and (iii) the Newco Intellectual Property License Agreement dated December 29, 2000, by and between Balzers and Leybold, and (iv) any other agreement consent or license contemplated by or entered into in connection with the Unaxis Agreement, constitute the valid and binding obligations of Unaxis and are enforceable against Unaxis in accordance with their terms.


                           (xi) The LAD Reorganization as defined in Unaxis Agreement was effective to transfer to Leybold KG all of the assets and operations of Unaxis and any of its divisions or subsidiaries used in the LAD Business, as defined in Unaxis Agreement, and as of the Closing of the Unaxis Agreement, Leybold KG owned all of the assets, rights, intellectual property, contracts and permits necessary to operate the LAD Business, as defined in the Unaxis Agreement, consistent with past practice and upon closing of the Unaxis Agreement, all such assets and operations were transferred to Applied Films Germany, subject only to the Assumed Liabilities. Such assets and operations were transferred free of any liens, pledges or other encumbrances or any other third party rights.


         To the extent deemed advisable by such counsel, they may rely as to matters of fact on certificates of responsible officers of Applied Films Germany and the Company and public officials and on the opinions of other counsel satisfactory to the Representatives as to matters which are governed by laws other than the laws of Germany; provided that such counsel shall state that in their opinion the Underwriters and they are justified in relying on such other opinions. Copies of such certificates and other opinions shall be furnished to the Representatives and counsel for the Underwriters.


                  (j) The Representatives shall have received on each Closing Date from Shanghai Zhu & Partners Law Firm, special counsel for the Company, an opinion, addressed to the Representatives and dated such Closing Date, and stating that:


                           (i) STEC is a limited liability company duly organized, validly existing and in good standing under the law of the People's Republic of China. STEC has full limited liability company power and authority to conduct all the activities conducted by it, to own or lease all the assets owned or leased by it and to conduct its business as described in the Registration Statement and Prospectus. STEC is duly licensed or qualified to do business in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such license or qualification necessary, except to the extent that the failure to be so licensed or qualified would not have a material and adverse effect on the business or financial condition of STEC.


                           (ii) The Articles of Association and the Joint Venture Agreement are each enforceable in accordance with its respective terms.


                           (iii) The limited liability company interests of the Company and Nippon Sheet Glass Co., Ltd. ("NSG") in STEC have been validly issued and were not issued in violation of and are not subject to any preemptive or similar right under STEC's Articles of Association or the Joint Venture Agreement. The ownership interests of the Company and NSG in STEC are correctly described in the Prospectus, and, to our knowledge, there are no outstanding rights calling for the issuance of, and STEC has no contractual commitments or obligations requiring it to issue, additional interests in STEC or to change the ownership interests in STEC.


                  (k) The Representatives shall have received on the Firm Shares Closing Date from Thoms Emch, General Counsel of Unaxis Holdings AG (for purposes of this section, the "Selling Shareholder"), an opinion, addressed to the Representatives and dated such Closing Date, and stating that:


                           (i) This Agreement has been duly and validly executed and delivered by or on behalf of the Selling Shareholder.


                           (ii) This Agreement, the Custody Agreement, and the Power of Attorney each constitute the legal, valid and binding obligation of the Selling Shareholder enforceable against the Selling Shareholder in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles; and the Selling Shareholder has full legal right and authority to enter into this Agreement and to sell, transfer and deliver in the manner provided in this Agreement, the Shares to be sold by the Selling Shareholder hereunder.


                           (iii) The transfer and sale by the Selling
         Shareholder of the Shares to be sold by the Selling Shareholder as contemplated by this Agreement will not conflict with, result in a breach of, or constitute a default under any agreement or instrument known to such counsel to which the Selling Shareholder is a party or by which the Selling Shareholder or any of its properties may be bound, or any franchise, license, permit, judgment, decree, order, statute, rule or regulation.


                           (iv) The Selling Shareholder owns the Shares to be sold hereunder from, clear of all liens, claims, and encumbrances. All of the Selling Shareholder's rights in the Shares to be sold by the Selling Shareholder pursuant to this Agreement, have been transferred to the Underwriters who have severally purchased such Shares pursuant to this Agreement, free and clear of adverse claims, assuming for purposes of this opinion that the Underwriters purchased the same in good faith without notice of any adverse claims.


                           (v) No consent, approval, authorization, license, certificate, permit or order of any court, governmental or regulatory agency, authority or body or financial institution is required in connection with the performance of this Agreement by the Selling Shareholder or the consummation of the transactions contemplated hereby, including the delivery and sale of the Shares to be delivered and sold by the Selling Shareholder.


                           (vi) The execution and delivery of the Unaxis Agreement did not, and the performance of Unaxis's obligations under the Unaxis Agreement did not and will not:


                                    (A) breach of any of the terms, conditions, or provisions of, or constitute a default (or with notice or lapse of time, would constitute a breach or default) under any agreement applicable to Unaxis or Leybold KG;

                                    (B) violate any decree, judgment, or order applicable to Unaxis or Leybold KG;


                                    (C) violate any law, statute, regulation, or rule applicable to Unaxis or Leybold KG; or


                                    (D) require consent, approval or
                                    authorization of, or declaration, filing, or registration with any governmental authority that was not made or obtained prior to the closing thereof.


                           (vii) As of the Closing Date of the Unaxis Agreement, Leybold KG owned all of the patents, trade and service marks and all applications for any of the foregoing, and any and all licenses, related to and necessary for the operation of the LAD Business (the "Unaxis IP") and all registrations, other filings or fees payable for such intellectual property rights had been made, filed or paid when due, and all such intellectual property rights are valid and enforceable.


         To the extent deemed advisable by such counsel, he may rely as to matters of fact on certificates of the Selling Shareholder. Copies of such certificates shall be furnished to the Representatives and counsel for the Underwriters.


                  (l) The Representatives shall have received on the Firm Shares Closing Date from Varnum, Riddering, Schmidt & Howlett LLP, counsel for John S. Chapin and the John Chapin Family Trust (for purposes of this section, the "Selling Shareholders"), an opinion, addressed to the Representatives and dated such Closing Date, and stating in effect that:


                           (i) This Agreement has been duly and validly executed and delivered by or on behalf of the Selling Shareholders.


                           (ii) This Agreement, the Custody Agreement, the Power of Attorney and the Lock-Up Agreement each constitute the legal, valid and binding obligation of the Selling Shareholders enforceable against the Selling Shareholders in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles; and the Selling Shareholders have full legal right and authority to enter into this Agreement and to sell, transfer and deliver in the manner provided in this Agreement, the Shares to be sold by the Selling Shareholders hereunder.


                           (iii) The transfer and sale by the Selling
         Shareholder of the Shares to be sold by the Selling Shareholder as contemplated by this Agreement will not conflict with, result in a breach of, or constitute a default under any agreement or instrument known to such counsel to which the Selling Shareholder is a party or by which the Selling Shareholder or any of its properties may be bound, or any franchise, license, permit, judgment, decree, order, statute, rule or regulation.

                           (iv) The Selling Shareholder owns the Shares to be sold hereunder are clear of all liens, claims, and encumbrances. All of the Selling Shareholder's rights in the Shares to be sold by the Selling Shareholder pursuant to this Agreement, have been transferred to the Underwriters who have severally purchased such Shares pursuant to this Agreement, free and clear of adverse claims, assuming for purposes of this opinion that the Underwriters purchased the same in good faith without notice of any adverse claims.


                           (v) No consent, approval, authorization, license, certificate, permit or order of any court, governmental or regulatory agency, authority or body or financial institution is required in connection with the performance of this Agreement by the Selling Shareholder or the consummation of the transactions contemplated hereby, including the delivery and sale of the Shares to be delivered and sold by the Selling Shareholder.


         To the extent deemed advisable by such counsel, they may rely as to matters of fact on certificates of the Selling Shareholder. Copies of such certificates shall be furnished to the Representatives and counsel for the Underwriters.


                  (m) All proceedings taken in connection with the sale of the Firm Shares and the Option Shares as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives, and their counsel and the Underwriters shall have received from Davis Graham & Stubbs LLP a favorable opinion, addressed to the Representatives and dated such Closing Date, with respect to the Shares, the Registration Statement and the Prospectus, and such other related matters, as the Representatives may reasonably request, and the Company shall have furnished to Davis Graham & Stubbs LLP such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.


                  (n) The Representatives shall have received copies of the Lock-up Agreements executed by each entity or person described in Section 4(o).


                  (o) The Company and the Selling Shareholders shall have furnished or caused to be furnished to the Representatives such further certificates or documents as the Representatives shall have reasonably requested.


         7. Covenants of the Company.


                  (a) The Company covenants and agrees as follows:

                           (i) The Company will use its best efforts to cause the Registration Statement, if not effective at the time of execution of this Agreement, and any amendments thereto, to become effective as promptly as possible. The Company shall prepare the Prospectus in a form approved by the Representatives and file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act.


                           (ii) The Company shall promptly advise the Representatives in writing (i) when any amendment to the Registration Statement shall have become effective, (ii) of any request by the Commission for any amendment of the Registration Statement or the Prospectus or for any additional information, (iii) of the prevention or suspension of the use of any preliminary prospectus or the Prospectus or of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company shall not file any amendment of the Registration Statement or supplement to the Prospectus or any document incorporated by reference in the Registration Statement unless the Company has furnished the Representatives a copy for its review prior to filing and shall not file any such proposed amendment or supplement to which the Representatives reasonably object. The Company shall use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.


                           (iii) If, at any time when a prospectus relating to the Shares is required to be delivered under the Securities Act and the Rules, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, or if it shall be necessary to amend or supplement the Prospectus to comply with the Securities Act or the Rules, the Company promptly shall prepare and file with the Commission, subject to the second sentence of paragraph (ii) of this Section 7(a), an amendment or supplement which shall correct such statement or omission or an amendment which shall effect such compliance.


                           (iv) The Company shall make generally available to its security holders and to the Representatives as soon as practicable, but not later than 45 days after the end of the 12-month period beginning at the end of the fiscal quarter of the Company during which the Effective Date occurs (or 90 days if such 12-month period coincides with the Company's fiscal year), an earning statement (which need not be audited) of the Company, covering such 12-month period, which shall satisfy the provisions of Section 11(a) of the Securities Act or Rule 158 of the Rules.


                           (v) The Company shall furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including all exhibits thereto and amendments thereof) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and all amendments thereof and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Securities Act or the Rules, as many copies of any preliminary prospectus and the Prospectus and any amendments thereof and supplements thereto as the Representatives may reasonably request. If applicable, the copies of the Registration Statement and Prospectus and each amendment and supplement thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                           (vi) The Company shall cooperate with the Representatives and their counsel in endeavoring to qualify the Shares for offer and sale in connection with the offering under the laws of such jurisdictions as the Representatives may designate and shall maintain such qualifications in effect so long as required for the distribution of the Shares; provided, however, that the Company shall not be required in connection therewith, as a condition thereof, to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or subject itself to taxation as doing business in any jurisdiction.


                           (vii) The Company, during the period when the Prospectus is required to be delivered under the Securities Act and the Rules or the Exchange Act, will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act within the time periods required by the Exchange Act and the regulations promulgated thereunder.


                           (viii) Without the prior written consent of CIBC World Markets Corp., for a period of 90 days after the date of this Agreement, the Company and each of its individual directors and executive officers shall not issue, sell or register with the Commission (other than on Form S-8 or on any successor form), or otherwise dispose of, directly or indirectly, any equity securities of the Company (or any securities convertible into, exercisable for or exchangeable for equity securities of the Company), except for (i) the issuance of the Shares pursuant to the Registration Statement and the issuance of shares pursuant to the Company's existing stock option plans or (ii) the registration for resale of shares of Common Stock purchased on exercise of warrants or conversion of Preferred Stock, in each case as described in the Registration Statement and the Prospectus. In the event that during this period, (i) any shares are issued pursuant to the warrants outstanding and to officers or directors of the Company pursuant to the exercise of currently outstanding stock options during such 90 day period or (ii) any registration is effected on Form S-8 or on any successor form relating to shares that are purchasable upon exercise of stock options during such 90 period, the Company shall obtain the written agreement of such grantee or purchaser or holder of such registered securities that, for a period of 90 days after the date of this Agreement, such person will not, without the prior written consent of CIBC World Markets Corp., offer for sale, sell, distribute, grant any option for the sale of, or otherwise dispose of, directly or indirectly, or exercise any registration rights with respect to, any shares of Common Stock (or any securities convertible into, exercisable for, or exchangeable for any shares of Common Stock) owned by such person.


                           (ix) On or before completion of this offering, the Company shall make all filings required under applicable securities laws and by the Nasdaq National Market (including any required registration under the Exchange Act).


                           (x) Prior to the Closing Date, the Company will issue no press release or other communications directly or indirectly and hold no press conference with respect to the Company, the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company, or the offering of the Shares without the prior written consent of the Representatives unless in the judgment of the Company and its counsel, and after notification to the Representatives, such press release or communication is required by law.

                           (xi) The Company will apply the net proceeds from the offering of the Shares in the manner set forth under "Use of Proceeds" in the Prospectus.


                  (b) The Company agrees to pay, or reimburse if paid by the Representatives, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, all costs and expenses incident to the public offering of the Shares and the performance of the obligations of the Company and the Selling Shareholders under this Agreement including those relating to: (i) the preparation, printing, filing and distribution of the Registration Statement including all exhibits thereto, each preliminary prospectus, the Prospectus, all amendments and supplements to the Registration Statement and the Prospectus and any document incorporated by reference therein, and the printing, filing and distribution of this Agreement; (ii) the preparation and delivery of certificates for the Shares to the Underwriters;
(iii) the furnishing (including costs of shipping and mailing) to the Representatives and to the Underwriters of copies of each preliminary prospectus, the Prospectus and all amendments or supplements to the Prospectus, and of the several documents required by this Section to be so furnished, as may be reasonably requested for use in connection with the offering and sale of the Shares by the Underwriters or by dealers to whom Shares may be sold; (iv) the filing fees of the NASD in connection with its review of the terms of the public offering and reasonable fees and disbursements of counsel for the Underwriters in connection with such review; (v) inclusion of the Shares for quotation on the Nasdaq National Market; and (vi) all transfer taxes, if any, with respect to the sale and delivery of the Shares by the Company and the Selling Shareholders to the Underwriters. Subject to the provisions of Section 10, the Underwriters agree to pay, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, all costs and expenses incident to the performance of the obligations of the Underwriters under this Agreement not payable by the Company pursuant to the preceding sentence, including, without limitation, the fees and disbursements of counsel for the Underwriters.


         8. Indemnification.


                  (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages and liabilities, joint or several (including any reasonable investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other Federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus or any amendment thereof or supplement thereto or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) in whole or in part upon any breach of the representations and warranties set forth in
Section 4 hereof; or (iii) in whole or in part upon any failure of the Company to perform any of its obligations hereunder or under law; provided, however, that such indemnity shall not inure to the benefit of any Underwriter ( or any person controlling such Underwriter) on account of any losses, claims, damages or liabilities arising from the sale of the Shares to any person by such Underwriter if such untrue statement or omission or alleged untrue statement or omission was made in such preliminary prospectus, the Registration Statement or the

Prospectus, or such amendment or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by the Representatives on behalf of any Underwriter specifically for use therein. This indemnity agreement will be in addition to any liability that the Company may otherwise have.


                  (b) Each of the Selling Shareholders agree, severally and not jointly, to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages and liabilities, joint or several (including any reasonable investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other Federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus or any amendment thereof or supplement thereto or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided by such Selling Shareholder, or
(ii) in whole or in part upon any breach of the representations and warranties set forth in Section 5 hereof; or (iii) in whole or in part upon any failure of the Selling Shareholder to perform its obligations hereunder or under law; provided, however, that such indemnity shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) on account of any losses, claims, damages or liabilities arising from the sale of the Shares to any person by such Underwriter if such untrue statement or omission or alleged untrue statement or omission was made in such preliminary prospectus, the Registration Statement or the Prospectus, or such amendment or supplement thereto in reliance upon and in conformity with information furnished in writing to the Selling Shareholders by the Representatives on behalf of any Underwriter specifically for use therein. Notwithstanding the foregoing, the liability of the Selling Shareholders pursuant to the provisions of Section 8(a) shall be limited to an amount equal to the aggregate net proceeds received by such Selling Shareholder from the sale of the Shares sold by the Selling Shareholder hereunder. This indemnity will be in addition to any liability that any of the Selling Shareholders may otherwise have.


                  (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Shareholders and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each director of the Company, and each officer of the Company who signs the Registration Statement, to the same extent as the foregoing indemnity from the Company and the Selling Shareholders to each Underwriter, but only insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission that was made in any preliminary prospectus, the Registration Statement or the Prospectus, or any amendment thereof or supplement thereto, based on written information provided by such Underwriter for use in the Registration Statement; provided, however, that the obligation of each Underwriter to indemnify the Company or the Selling Shareholders (including any controlling person, director or officer thereof) shall be limited to the net proceeds received by the Company from such Underwriter.

                  (d) Any party that proposes to assert the right to be indemnified under this Section will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section, notify each such indemnifying party of the commencement of such action, suit or proceeding, enclosing a copy of all papers served. No indemnification provided for in Section 8(a) or 8(b) shall be available to any party who shall fail to give notice as provided in this Section 8(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was prejudiced by the failure to give such notice but the omission so to notify such indemnifying party of any such action, suit or proceeding shall not relieve it from any liability that it may have to any indemnified party for contribution or otherwise than under this Section. In case any such action, suit or proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and the approval by the indemnified party of such counsel, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses, except as provided below and except for the reasonable costs of investigation subsequently incurred by such indemnified party in connection with the defense thereof. The indemnified party shall have the right to employ its counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party has been authorized in writing by the indemnifying party, (ii) the indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or in addition to those available to the indemnifying party (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party) or (iii) the indemnifying parties shall not have employed counsel to assume the defense of such action within a reasonable time after notice of the commencement thereof, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party. An indemnifying party shall not be liable for any settlement of any action, suit, proceeding or claim effected without its written consent, which consent shall not be unreasonably withheld or delayed.


         9. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in
Section 8(a) or 8(b) is due in accordance with its terms but for any reason is held to be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b), then each indemnifying party shall contribute to the aggregate losses, claims, damages and liabilities (including any investigation, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting any contribution received by any person entitled hereunder to contribution from any person who may be liable for contribution) to which the indemnified party may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other from the offering of the Shares or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in Section 8 hereof, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and the Selling Shareholders on the one hand and the

Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, the Selling Shareholders and the Underwriters shall be deemed to be in the same proportion as (x) the total proceeds from the offering (net of underwriting discounts but before deducting expenses) received by the Company and the Selling Shareholders, as set forth in the table on the cover page of the Prospectus, bear to (y) the underwriting discounts received by the Underwriters, as set forth in the table on the cover page of the Prospectus. The relative fault of the Company and the Selling Shareholders or the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact related to information supplied by the Company and the Selling Shareholders or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 9, (i) in no case shall any Underwriter (except as may be provided in the Agreement Among Underwriters) be liable or responsible for any amount in excess of the underwriting discount applicable to the Shares purchased by such Underwriter hereunder; (ii) the Company shall be liable and responsible for any amount in excess of such underwriting discount; and (iii) in no case shall the Selling Shareholders be liable and responsible for any amount in excess of the aggregate net proceeds of the sale of Shares received by the Selling Shareholders; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as such Underwriter, and each person, if any, who controls the Company within the meaning of the Section 15 of the Securities Act or Section 20(a) of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (i) and (ii) in the immediately preceding sentence of this Section 9. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section, notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties from whom contribution may be sought shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this Section. No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its written consent. The Underwriter's obligations to contribute pursuant to this Section 9 are several in proportion to their respective underwriting commitments and not joint.


         10. Termination. This Agreement may be terminated with respect to the Shares to be purchased on a Closing Date by the Representatives by notifying the Company and the Selling Shareholders at any time

                  (a) in the absolute discretion of the Representatives at or before any Closing Date: (i) if on or prior to such date, any domestic or international event or act or occurrence has materially disrupted, or in the opinion of the Representatives could in the future materially disrupt, the securities markets; (ii) if there has occurred any new outbreak or escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Representatives, inadvisable to proceed with the offering; (iii) if there shall be such a material adverse change in general financial, political or economic conditions or the effect of international conditions on the financial markets in the United States such as to make it, in the judgment of the Representatives, inadvisable or impracticable to market the Shares; (iv) if trading in the Shares has been suspended by the Commission or trading generally on the New York Stock Exchange, Inc., the American Stock Exchange, Inc. or the Nasdaq National Market has been suspended or limited, or minimum or maximum ranges for prices for securities shall have been fixed, or maximum ranges for prices for securities have been required, by said exchanges or by order of the Commission, the National Association of Securities Dealers, Inc., or any other governmental or regulatory authority; or (v) if a banking moratorium has been declared by any state or Federal authority; or (vi) if, in the judgment of the Representatives, there has occurred a Material Adverse Effect, or


                  (b) at or before any Closing Date, that any of the conditions specified in Section 6 shall not have been fulfilled when and as required by this Agreement.


         If this Agreement is terminated pursuant to any of its provisions, neither the Company nor the Selling Shareholders shall be under any liability to any Underwriter, and no Underwriter shall be under any liability to the Company or the Selling Shareholders, except that (y) if this Agreement is terminated by the Representatives or the Underwriters because of any failure, refusal or inability on the part of the Company or the Selling Shareholders to comply with the terms or to fulfill any of the conditions of this Agreement, the Company will reimburse the Underwriters for all out-of-pocket expenses (including the reasonable fees and disbursements of their counsel) incurred by them in connection with the proposed purchase and sale of the Shares or in contemplation of performing their obligations hereunder and (z) no Underwriter who shall have failed or refused to purchase the Shares agreed to be purchased by it under this Agreement, without some reason sufficient hereunder to justify cancellation or termination of its obligations under this Agreement, shall be relieved of liability to the Company, the Selling Shareholders or to the other Underwriters for damages occasioned by its failure or refusal.


         11. Substitution of Underwriters. If one or more of the Underwriters shall fail (other than for a reason sufficient to justify the cancellation or termination of this Agreement under Section 10) to purchase on any Closing Date the Shares agreed to be purchased on such Closing Date by such Underwriter or Underwriters, the Representatives may find one or more substitute underwriters to purchase such Shares or make such other arrangements as the Representatives may deem advisable or one or more of the remaining Underwriters may agree to purchase such Shares in such proportions as may be approved by the Representatives, in each case upon the terms set forth in this Agreement. If no such arrangements have been made by the close of business on the business day following such Closing Date,

                  (a) if the number of Shares to be purchased by the defaulting Underwriters on such Closing Date shall not exceed 10% of the Shares that all the Underwriters are obligated to purchase on such Closing Date, then each of the nondefaulting Underwriters shall be obligated to purchase such Shares on the terms herein set forth in proportion to their respective obligations hereunder; provided, that in no event shall the maximum number of Shares that any Underwriter has agreed to purchase pursuant to Section 1 be increased pursuant to this Section 11 by more than one-ninth of such number of Shares without the written consent of such Underwriter, or


                  (b) if the number of Shares to be purchased by the defaulting Underwriters on such Closing Date shall exceed 10% of the Shares that all the Underwriters are obligated to purchase on such Closing Date, then the Company shall be entitled to one additional business day within which it may, but is not obligated to, find one or more substitute underwriters reasonably satisfactory to the Representatives to purchase such Shares upon the terms set forth in this Agreement.


         In any such case, either the Representatives or the Company shall have the right to postpone the applicable Closing Date for a period of not more than five business days in order that necessary changes and arrangements (including any necessary amendments or supplements to the Registration Statement or Prospectus) may be effected by the Representatives and the Company. If the number of Shares to be purchased on such Closing Date by such defaulting Underwriter or Underwriters shall exceed 10% of the Shares that all the Underwriters are obligated to purchase on such Closing Date, and none of the nondefaulting Underwriters or the Company shall make arrangements pursuant to this Section within the period stated for the purchase of the Shares that the defaulting Underwriters agreed to purchase, this Agreement shall terminate with respect to the Shares to be purchased on such Closing Date without liability on the part of any nondefaulting Underwriter to the Company or the Selling Shareholders and without liability on the part of the Company, except in both cases as provided in Sections 7(b), 8, 9 and 10. The provisions of this Section shall not in any way affect the liability of any defaulting Underwriter to the Company or the Selling Shareholders or the non-defaulting Underwriters arising out of such default. A substitute underwriter hereunder shall become an Underwriter for all purposes of this Agreement.


         12. Miscellaneous. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers, of the Selling Shareholders and of the Underwriters set forth in or made pursuant to this Agreement shall remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or the Selling Shareholders or any of the officers, directors or controlling persons referred to in Sections 8 and 9 hereof, and shall survive delivery of and payment for the Shares. The provisions of Sections 7(b), 8, 9 and 10 shall survive the termination or cancellation of this Agreement.


         This Agreement has been and is made for the benefit of the Underwriters, the Company and the Selling Shareholders and their respective successors and assigns, and, to the extent expressed herein, for the benefit of persons controlling any of the Underwriters, or the Company, and directors and officers of the Company, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include any purchaser of Shares from any Underwriter merely because of such purchase.

         All notices and communications hereunder shall be in writing and mailed or delivered or by telephone or telegraph if subsequently confirmed in writing,
(a) if to the Representatives, c/o CIBC World Markets Corp., 425 Lexington Avenue, New York, New York 10017, Attention: ___________, with a copy to Davis Graham & Stubbs LLP, 1550 17th Street, Suite 500, Denver, CO 80202 and (b) if to the Company, to its agent for service as such agent's address appears on the cover page of the Registration Statement, with a copy to Varnum, Riddering, Schmidt & Howlett LLP, 333 Bridge Street, N.W., Grand Rapids, Michigan 49504,
(c) if to Unaxis Holdings AG to Hofweissenstrasse 135, P.O. Box 2409, CH-8021, Zurich, Switzerland, and (d) if to John S. Chapin and the John Chapin Family Trust, 9586 I-25 Frontage Road, Longmont, Colorado 80504, with a copy to Varnum, Riddering, Schmidt & Howlett LLP.

         This Agreement shall be governed by and construed in accordance with the laws of the State of New York, applicable to agreements made and to be fully performed therein.

         This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         Please confirm that the foregoing correctly sets forth the agreement among us.

                                        Very truly yours,

                                        APPLIED FILMS CORPORATION



                                        By
                                          --------------------------------------
                                        Title:


                                        UNAXIS HOLDINGS AG



                                        By
                                          --------------------------------------
                                        Title:


                                        JOHN S. CHAPIN



                                        ----------------------------------------


                                        JOHN CHAPIN FAMILY TRUST



                                        By
                                          --------------------------------------
                                        Title:

Confirmed:

CIBC WORLD MARKETS CORP.
FleetBoston Robertson Stephens
Needham & Company, Inc.

Acting severally on behalf of themselves and as representatives of the several Underwriters named in Schedule I annexed hereto.

By CIBC WORLD MARKETS CORP.

By
  -------------------------------------
Title:

                                   SCHEDULE I

                             NUMBER OF FIRM
                              SHARES TO BE
                             PURCHASED FROM      NUMBER OF FIRM SHARES TO BE PURCHASED FROM THE
NAME                           THE COMPANY                    SELLING SHAREHOLDERS
-------------------------    ---------------     ----------------------------------------------
                                                 Unaxis             John S.     The John Chapin
                                                 Holdings AG        Chapin      Family Trust
                                                 -----------        -------     ----------------
CIBC World Markets Corp.

FleetBoston Robertson
Stephens, Inc.

Needham & Company, Inc.



                             ---------------     ----------------   ---------------------------
                   TOTAL
                             ===============     ================   ===========================


                                                            TOTAL
                                                                    ===========================